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                                                                     EXHIBIT 5.1

                       [VINSON & ELKINS L.L.P. Letterhead]







                                December 31, 1997


Doane Products Company
West 20th Street and State Line Road
Joplin, Missouri 64804

Ladies and Gentlemen:

         We have acted as counsel to Doane Products Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's 14.25% Senior Exchangeable Preferred Stock Due 2007, par value $0.01 per share (the "Exchange Shares").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company and (ii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the Prospectus included therein.

         Based on the foregoing, we are of the opinion that when the Exchange Shares have been exchanged for the Old Shares (as defined in the Registration Statement), as contemplated by the Exchange Offer described in the Registration Statement, the Exchange Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited in all respects to the laws of the State of Texas, the State of Delaware and federal laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent


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Doane Products Company
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December 31, 1997

is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                            Very truly yours,


                                            /s/ VINSON & ELKINS L.L.P.